REVISED SCHEDULE A

To the PARTICIPATION AGREEMENT made the 28th day of August, 2007, by and among Allianz Variable Insurance Products Trust, Allianz Life Insurance Company of North America, and Allianz Life Financial Services, LLC

Funds available under the contracts
AZL Allianz AGIC Opportunity Fund
AZL BlackRock Capital Appreciation Fund
AZL BlackRock Global Allocation Fund
AZL Columbia Mid Cap Value Fund
AZL Columbia Small Cap Value Fund
AZL Davis New York Venture Fund
AZL Dreyfus Equity Growth Fund
AZL Eaton Vance Large Cap Value Fund
AZL Enhanced Bond Index Fund
AZL Franklin Small Cap Value Fund
AZL Franklin Templeton Founding Strategy Plus Fund
AZL Gateway Fund
AZL Invesco Equity and Income Fund
AZL Invesco Growth and Income Fund
AZL Invesco International Equity Fund

AZL International Index Fund
AZL JPMorgan International Opportunities Fund
AZL JPMorgan U.S. Equity Fund
AZL MFS Investors Trust Fund
AZL Mid Cap Index Fund
AZL Money Market Fund
AZL Morgan Stanley Global Real Estate Fund
AZL Morgan Stanley Mid Cap Growth Fund
AZL NFJ International Value Fund
AZL Russell 1000 Growth Index Fund
AZL Russell 1000 Value Index Fund
AZL S&P 500 Index Fund
AZL Schroder Emerging Markets Equity Fund
AZL Small Cap Stock Index Fund
AZL Turner Quantitative Small Cap Growth Fund

Separate Accounts Utilizing the Funds
Allianz Life Variable Account A
Allianz Life Variable Account B

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Effective date:  11/1/2011

Contracts Funded by the Separate Accounts
Allianz Life Variable Account A:
Allianz LifeFund
ValueLife
Valuemark Life
Allianz Life Variable Account B:
Allianz Alterity
Allianz Connections
Allianz Custom Income
Allianz Elite
Allianz High Five
Allianz High Five Bonus
Allianz High Five L
Allianz Retirement Pro
Allianz Rewards
Allianz Valuemark II
Allianz Valuemark III
Allianz Valuemark IV
Allianz Valuemark Income Plus
Allianz Vision
USAllianz Charter
USAllianz Charter II
USAllianz Dimensions

Acknowledged:

Allianz Variable Insurance Products Trust                                      Allianz Life Insurance Company of North America

By:    /s/ Brian Muench                                                                    By:    /s/ Brian Muench
Name:  Brian J. Muench                                                                  Name:  Brian J. Muench
Title:  President                                                                                Title:  Vice President, Investments

Allianz Life Financial Services, LLC

By:  /s/ Robert DeChellis
Name:  Robert DeChellis
Title: Chief Executive Officer and President

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Effective date:  11/01/2011